Exhibit 99.1

Surge Components, Inc. Sends Letter to Shareholders

Your Co-Founders – Ira Levy and Steve Lubman – Drive the Company’s Strong, Sustained Growth and Profitability

Your Board Believes Activist Investors Tofias and Rexroad are Unqualified
to Serve on the Board

Vote Today on the GOLD Proxy Card for Continued Long-Term Value
for All Shareholders

DEER PARK, N.Y. (October 28, 2016) – The Board of Directors of Surge Components, Inc. (“Surge” or the “Company”) (OTC Pink:SPRS), a leading supplier of capacitors, discrete semi-conductors and audible/sounding devices, today sent the following letter to Surge shareholders:

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October 2016

Dear Fellow Shareholders,

Your Company has delivered strong growth and profitability in the eight years following the difficult 2000-2008 period for the electronic components industry. Further, your Board of Directors, together with management, continue to deploy a comprehensive strategy to drive additional long-term growth and value.

This strategy is already bearing fruit, particularly due to the vision and tireless efforts of Ira Levy and Steve Lubman, who founded Surge over 35 years ago and have built it from the ground up. This is why your Board supports their re-election as directors at the Annual Meeting of Shareholders to be held on November 22, 2016. We urge you to support Steve and Ira and to allow them to continue to create long-term shareholder value.

We recommend that you disregard the incorrect claims made by two activist shareholders, Michael Tofias and Bradley Rexroad. For example, they have issued statements that we believe completely mischaracterize the Company’s recently adopted shareholder rights plan, which was put in place to protect valuable tax assets. You should also ignore these activists because their stated objective is to push for a “fire sale” of your Company. These activists are ready to exit their positions. The problem is that the activists want you to exit with them, whether you want to or not. Given the limited liquidity of our stock and the size of their positions, liquidating their stakes would be difficult for them to do in the near term. This may explain why Messrs. Tofias and Rexroad are pushing for a hasty sale of the Company, even if it would mean leaving money – your money – on the table. Such a sale would mean foregoing your opportunities for long-term shareholder value creation with Surge.

We remain steadfast in our commitment to engaging constructively with, and soliciting input from, all of our shareholders. Consistent with this commitment, your Board and management have sought for more than a year to find a collaborative way forward with Messrs. Tofias and Rexroad. This makes it particularly disappointing that they have chosen to wage a costly and distracting proxy contest and continue to press for an ill-advised sale of the Company – especially at a time when there is such strong positive momentum in the business and the industry. We therefore strongly urge that you.

DO NOT SIGN ANY WHITE PROXY CARD SENT TO YOU BY MESSRS. TOFIAS AND REXROAD OR ANYONE ACTING ON THEIR BEHALF.

We believe that the success of our plan for the future of the Company hinges on Ira’s and Steve’s ongoing and invaluable contributions as directors. They continue to build our robust platform of top-tier customer relationships, technological savvy and world-class supply chain. Your Board is confident that Steve and Ira will continue taking all steps necessary to realize the long-term value of your investments in the Company. Indeed, it seems nonsensical to us that Messrs. Tofias and Rexroad would seek to remove Ira and Steve from the Board, and possibly sell the Company away from them, when they are the principal drivers of the success of the Company. Perhaps it is because Messrs. Tofias and Rexroad actually care nothing for the value of the Company and the value of your investment, beyond a fire-sale price?

In the following pages, we present more facts and figures that support our recommendation, and outline how we plan to continue to deliver outsized returns and lasting value to ALL shareholders.

Your vote is important and will shape the Company’s ability to deliver long-term shareholder value.

Please sign, date and return the GOLD proxy card today.

Sincerely,

The Board of Directors of Surge Components, Inc.

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Since the industry-wide downturn receded in 2008, Surge shareholders’ investments have appreciated significantly – increasing 1,313% over the past eight years, outperforming both the S&P 500 and Russell 2000 Indexes (see chart).

Over the Past Eight Years, the Board, Together with Management, Successfully Executed a Sharp Turnaround Following a Difficult Time in Our Industry, Ultimately Driving Strong, Sustained Growth

THIS HAS SIGNIFICANTLY BOOSTED SHAREHOLDER VALUE

●	Executed Turnaround Following Difficult 2000-2008

●	Delivered Strong Growth Over Past 8 Years

●	Increased Shareholder Value

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Current Management Has Built an Efficient Business with Excellent Industry Relationships – and the Business is Performing Well.

This past quarter, we delivered a 6.6% year-over-year increase in gross profits and a 26% gross profit margin. Additionally, we have a strong balance sheet, with cash on hand of $6.9 million and zero debt.

The Company Is Well-Positioned for Continued Success and Further Growth

●	Solidified a robust customer base, including Fortune 500 technology companies and other businesses in various market segments

●	Established a world-class supply chain with very strong relationships

●	Built an extremely efficient and lean company from an operational perspective

●	Developed an international footprint that continues to grow

●	Technological savvy and engineers on staff = leader rather than a follower in the industry

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Surge’s Board of Directors Has Been an Excellent Steward of Shareholder Value and Has Adhered to Strong Corporate Governance Principles

✓	Developing strategic plans for utilizing cash on hand.

○	Maintaining the right resources to compete and to create maximum efficiency in the business.

○	Executing a $500,000 stock buyback.

✓	Demonstrating ongoing commitment to maintaining a robust dialogue in the boardroom by reviewing Board composition.

○	Recently-appointed director Martin Novick is an industry expert with nearly four decades of experience.

○	We are confident that his skillset will be both complementary and additive to our highly experienced Board.

✓	Benchmarking executive compensation practices.

○	A nationally-recognized, independent executive compensation firm evaluated the Company’s practices. They determined that Surge’s executive compensation is fully in-line with similar companies.

○	Stock and option grants are in-line with peer companies.

✓	Protecting Surge’s valuable tax assets.

○	We recently adopted a shareholder rights plan to preserve and protect the Company’s valuable income tax net operating loss carryforwards (“NOLs”) – estimated at over $10 million.

○	This is intended to reduce the likelihood of an unintended impairment of Surge’s valuable NOL tax assets in the event of an “ownership change”.

○	This plan will be subject to a shareholder vote at the upcoming Annual Meeting.

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Dissident Shareholders Tofias and Rexroad Have FAILED to Put Forth a Concrete Plan to Drive Shareholder Value and Lack Relevant Skills

✗	The activists want to replace the Company’s co-founders, who have built Surge over the past 35 years from the ground up into the successful and growing world-class business that it is today, and continue to drive its growth and value.

✗	The activists are unqualified to serve on Surge’s Board – they have never served on any public company boards and have never worked in our industry before, do not understand the complexity of the business and have presented no strategic plan beyond selling the Company.

✗	They want a hasty fire sale of the Company to exit their investment, leaving money – your money – on the table.

Management Has a Comprehensive Strategy to Drive Surge Forward

●	Further focusing our sales efforts on higher margin customers

○	Began to see the benefits of this in the third quarter of 2016

●	Continued growth in distributed sales channels

○	We are a franchised line at two of the top distributors – Avnet Inc. and Future Electronics

●	Continued growth in electronic manufacturing services

○	Strategic supplier at two of the top EMS companies in the world

●	Potential acquisitions to build the business

SURGE’S MANAGEMENT HAS A CLEAR VISION
FOR CONTINUED DYNAMIC GROWTH.

TOFIAS AND REXROAD DO NOT.

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About Surge Components, Inc.

Founded in November 1981, Surge is a supplier of capacitors, discrete semi-conductors and audible/sounding devices. Surge’s capacitor product portfolio includes aluminum electrolytic capacitors, film capacitors, and ceramic capacitors. In the discrete semiconductor portfolio, Surge’s strengths include general purpose, recovery, schottky, polymer ESD, and transient voltage suppressors, transistors, diodes, and a full line of bridge rectifiers. With more than 30 years in the industry, Surge helps customers bring their products to market using the highest quality components with the most competitive economics to scale. Surge supplies its top quality products to customers in many market segments, including, but not limited to, power, energy, automotive, computer, telecom and security.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions and are based largely on our current expectations and projections about future events and financial trends that may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading “Risk Factors” in our Annual Report on Form 10-K. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to revise or update any forward-looking statements whether as a result of new information, events or circumstances occurring after the date of this press release or otherwise.

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Additional Information and Where to Find It

Surge Components, Inc. (the “Company”), its directors, its director nominees and certain of its executive officers are participants in the solicitation of proxies from Company stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The Company has filed a definitive proxy statement and form of GOLD proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company's stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING GOLD PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company's directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s definitive proxy statement for the 2016 Annual Meeting, filed with the SEC on October 21, 2016. Additional information can be found in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2015 and the Quarterly Reports on Form 10-Q for the quarters ended February 29, 2016, May 31, 2016, and August 31, 2016. Stockholders may obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies may also be obtained at no charge at the Company’s website, by writing to Surge Components, Inc., to the attention of the Corporate Secretary, 95 East Jefryn Blvd., Deer Park, New York 11729, or by calling the Company’s proxy solicitor, Okapi Partners LLC, toll-free at (877) 629-6357 or collect at (212) 297-0720.

Media Contact

Sloane & Company

Joe Germani, 212-486-9500

jgermani@sloanepr.com

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IMPORTANT

Your vote is important. No matter how many shares of Common Stock you own, please give the Board your proxy FOR the election of the Nominees by taking three steps:

●	SIGNING the enclosed GOLD proxy card,

●	DATING the enclosed GOLD proxy card, and

●	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed GOLD voting form.

If you have any questions or require any additional information, please contact Okapi Partners at the address set forth below.

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

(212) 297-0720

Call Toll-Free at: (877) 629-6357

E-mail: info@okapipartners.com

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